                                                                   EXHIBIT 10(W)

                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT dated as of December 29, 2000 ("this Forbearance Agreement") is executed by RESPONSE ONCOLOGY, INC., a Tennessee corporation ("Response"), RESPONSE ONCOLOGY MANAGEMENT OF SOUTH FLORIDA, INC., a Tennessee corporation ("Management"), RESPONSE ONCOLOGY OF TAMARAC, INC., a Florida corporation ("Tamarac") and RESPONSE ONCOLOGY OF FORT LAUDERDALE, INC., a Florida corporation ("Ft. Lauderdale"; Response, Management, Tamarac and Ft. Lauderdale are sometimes together referred to as the "Borrowers"); AMSOUTH BANK, an Alabama banking corporation ("AmSouth"), UNION PLANTERS BANK, NATIONAL ASSOCIATION, a national banking association, and BANK OF AMERICA, N.A., a national banking association and formerly known as NationsBank, N.A. (collectively, the "Lenders"), and AMSOUTH BANK, in its capacity as Agent for Lenders ("Agent")

                                   BACKGROUND

         A. The Borrowers, the Lenders and the Agent have entered into a Credit Agreement dated as of June 10, 1999, as amended by a First Amendment thereto dated as of September 30, 1999 and a Second Amendment thereto dated as of March 30, 2000 (such Credit Agreement, as so subsequently amended, modified or supplemented through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Forbearance Agreement have the same meanings as specified in the Credit Agreement.

         B. The Borrowers have informed the Lenders that they are not in compliance with the provisions of Section 7.7 of the Credit Agreement (each an "Event" and collectively, the "Events"). The Events constitute Events of Default.

         C. In order to provide the Borrowers with a period of time within which to develop a plan to address the Borrowers' current financial difficulties, the Borrowers have requested that the Lenders forbear from exercising their rights and remedies under the Credit Documents. Subject to the terms and conditions of this Forbearance Agreement, the Lenders have agreed to this request.

                                    AGREEMENT

         NOW, THEREFORE, incorporating the section in this Forbearance Agreement captioned "Background" above, and for other good and valuable consideration, the Agent, the Lenders and the Borrowers agree as of the date hereof (the "Forbearance Agreement Effective Date") as follows:

                                    ARTICLE 1

                         ACKNOWLEDGMENTS AND AGREEMENTS

         1.1 Acknowledgment of Existing Events; Existing Credit Documents. The Borrowers acknowledge and agree that: (a) each Event is material in nature and constitutes an Event of Default; (b) the Credit Documents are valid and enforceable against the Borrowers in every respect and all of the terms and conditions thereof are binding upon the Borrowers; and (c) the Subordinated Debt is subordinated and subject in right of payment to the prior payment in full of the obligations described in the Credit Agreement. The Borrowers further acknowledge and agree that, as a result of the Events, the Lenders are entitled immediately without further notice or declaration to the Borrowers or any other Person, to accelerate the Obligations pursuant to the Credit Documents and to exercise all rights and remedies under the Credit Documents, applicable law or otherwise. With respect to the Events, to the extent that any of the Credit Documents require notification by the Lenders or the Borrowers of the existence of a default or an opportunity for the Borrowers to cure such a default, or both, such notice and period for cure have been properly given by the Lenders or hereby are waived by the Borrowers.

         1.2 Acknowledgment of Current Outstanding Obligations. As of December 26, 2000, the Borrowers are indebted to the Lenders in an aggregate amount equal to the principal sum (including the face amount of outstanding letters of credit) of $33,748,715 apportioned as follows:

                  Term Loan Facility                 $28,749,000.00

                  Revolving Credit Facility          $ 4,999,715.00

                  Letters of Credit                  $            0

plus accrued but unpaid interest, plus, to the extent provided in the Credit Documents, the costs and expenses associated with the Loans incurred by any Lender and/or the Lenders, including, without limitation, reasonable attorneys' fees incurred by the Agent in the negotiation and preparation of the Credit Documents, this Forbearance Agreement and the documents related hereto (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations") and/or in connection with the Events, all without offset, counterclaims or defenses of any kind. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrowers to repay the Current Outstanding Obligations, and neither this Forbearance Agreement nor any of the other documents related hereto constitutes a novation or modification of any of the Credit Documents.

         1.3 Acknowledgment of Liens and Priority. Pursuant to the Credit Documents and except as specifically set forth therein or herein, the Agent, for the benefit of the Lenders, holds first priority, perfected security interests in and liens upon all of the Borrowers' assets, wherever located, including assets now owned or hereafter acquired, and as more specifically described in


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the Credit Documents. The Borrowers will promptly take all actions and execute all documents requested by the Agent in regard to such security interests and liens including any actions requested by the Agent as a result of revisions to the Uniform Commercial Code in the jurisdictions in which any Collateral is located. Such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrowers to the Lenders under the Credit Documents. For purposes of this Forbearance Agreement, the word "Obligations" shall mean any and all obligations and liabilities of the Borrowers to the Lenders, of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money, and also includes the Current Outstanding Obligations.

         1.4 Reaffirmation of Security Interests. All of the assets of the Borrowers pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Agent for the benefit of the Lenders pursuant to the Credit Documents including, without limitation, the Collateral constitute collateral security for all of the Obligations. The Borrowers hereby reaffirm their prior conveyance to the Agent for the benefit of the Lenders of a continuing security interest in and lien on the Collateral as well as a security interest in and lien upon any and all funds and/or monies of the Borrowers.

                                    ARTICLE 2

                                   FORBEARANCE

         2.1 Forbearance Period. Subject to the terms and conditions of this Forbearance Agreement, and without waiving the Events or other Defaults or Events of Default that may exist, the Lenders agree to forbear from enforcing their rights or remedies pursuant to the Credit Documents and applicable law as a result of the occurrence of the Events until the earliest to occur of the following (as the case may be, the "Forbearance Termination Date"): (i) February 28, 2001, (ii) the occurrence of an Event of Default under this Forbearance Agreement, any other Credit Document or any other loan or credit agreement or other document evidencing a debt obligation of the Borrowers, including without limitation the documents evidencing Subordinated Debt, except for the Events, and (iii) the exercise of any rights by any party to any loan or credit agreement or other document evidencing a debt obligation, including, without limitation, the documents evidencing Subordinated Debt, which the Required Lenders and the Agent consider to be adverse to the interests of the Lenders.

         2.2 Payments to Affiliates; Subordinated Payments. Until the occurrence of the Forbearance Termination Date, neither the Borrowers, nor any Subsidiary, will (i) pay, redeem, purchase, defease or otherwise partially or fully satisfy in any manner, whether in respect of


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interest, principal, premiums, fees, expenses or otherwise, any of the
Subordinated Debt except for the payment of interest to Medical Oncology Hematology Consultants, PLLC in the amount of $3,605, which payment is due on January 1, 2001; provided, however, Response represents to the Agent and the Lenders that it is negotiating an amendment to the Management Services Agreement with Oncology-Hematology Group of South Florida ("OHG") that would allow Response not to pay the Subordinated Debt payment due OHG on December 31, 2000. If the negotiations between Response and OHG fail to result in nonpayment of the scheduled Subordinated Debt payment to OHG, the Agent and the Lenders will consider, as promptly as practicable, approving such payment by Response to OHG. In no event shall the Agent and the Lenders be deemed to permit such payment without written approval signed by the Agent and the Lenders; or (ii) make any other payment, whether as a dividend, compensation, management fee, bonus or otherwise to any Affiliate of the Borrowers or any of their Subsidiaries.

         2.3 Financial Advisor. (a) The Borrowers are utilizing the services of PricewaterhouseCoopers, which is acceptable to the Lenders, to develop a business plan and otherwise advise the Borrowers with respect to the Borrowers' current financial difficulties. The business plan developed with the assistance of the outside professionals and the restructuring proposal formulated by the Borrowers will be delivered to the Agent and the Lenders by no later than February 1, 2001.

         (b) The Borrowers agree promptly to provide to the Agent copies of any existing or subsequently created valuations of the Borrowers' businesses and/or the Collateral. The Borrowers confirm that they will require PricewaterhouseCoopers to perform a valuation of the Borrowers' businesses under various scenarios and assumptions as soon as practicable.

         2.4 Interest and No Advances. From the Forbearance Agreement Effective Date until the occurrence of the Forbearance Termination Date, (i) interest on the Obligations shall be charged at the Prime Rate plus two percentage points (200 basis points), (ii) the Borrowers shall otherwise make all payments required to be made in accordance with the terms of the Credit Documents and (iii) the Lenders shall not be obligated to advance any additional Loans and the Issuing Bank shall not be obligated to issue Letters of Credit.

         2.5 Forbearance Fee. In consideration for the Lenders' agreement to forbear as set forth herein, the Borrowers hereby agree to pay to the Agent for distribution to the Lenders Pro Rata, on the date of the Borrowers' execution of this Forbearance Agreement a forbearance fee in an amount equal to Sixty-Seven Thousand Four Hundred Ninety-Seven and 43/100 Dollars ($67,497.43), which shall be fully earned and not refundable by the Lenders.

         2.6 Financial Information. In addition to all the information required to be provided to the Agent under the Credit Agreement, including without limitation the information required to be provided under Section 5.3 of the Credit Agreement, the Borrowers shall deliver to the Agent each week commencing January 1, 2001, cash flow forecasts for each of the next four weeks on both a consolidated and consolidating basis in such form and content as are mutually acceptable


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to the Agent and to the Borrowers. The cash flow forecasts shall be on a rolling basis, shall reflect actual receipts and disbursements, shall compare actual cash flow for the past week to the previously projected amounts for such past week and shall reflect the actual cash on hand as of the date of the forecasts.

                                    ARTICLE 3

                              CONDITIONS TO CLOSING

         The obligations of the Agent and the Lenders under this Forbearance Agreement and the effectiveness of this Forbearance Agreement are subject to the receipt by the Agent of the following:

         (a) this Forbearance Agreement duly executed by the Borrowers, the Lenders and the Agent; and

         (b) all reasonable fees, costs, expenses and disbursements owing to the Lenders, including without limitation, the fees and disbursements of Maynard, Cooper & Gale, P.C. shall have been paid.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Forbearance Agreement and as partial consideration for the terms and conditions contained herein, the Borrowers, jointly and severally, make the following representations and warranties to the Lenders, each and all of which shall survive the execution and delivery of this Forbearance Agreement and all of the other documents executed in connection herewith:

         4.1 Organization. (a) The Borrowers are corporations duly incorporated and validly existing and in good standing under the laws of their respective states of incorporation, and are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary, and have the corporate power to own their respective properties and to carry on their respective businesses as now conducted; and

         (b) The Borrowers have the requisite corporate power and authority to deliver and perform this Forbearance Agreement and all of the documents executed by them in connection herewith.


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         4.2      Authorization; Valid and Binding Agreement. All corporate
action required to be taken by the Borrowers and their respective officers, directors and stockholders and all actions required to be taken by the principals of the Borrowers for the authorization, execution, delivery and performance of this Forbearance Agreement and other documents contemplated hereby have been taken. Each person executing this Forbearance Agreement on behalf of the Borrowers is an authorized officer of the Borrowers. This Forbearance Agreement is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

         4.3 Third Party Consents. The execution, delivery and performance by the Borrowers of this Forbearance Agreement and the documents related hereto will not:

         (a) require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Forbearance Agreement;

         (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which any of them are bound or affected; or

         (c) result in, or require the creation or imposition of, any lien or encumbrance on any of their respective properties other than those liens or security interests in favor of the Lenders or the liens or security interests disclosed to the Lenders in the Credit Documents.

         4.4 Other Representations and Warranties. The Borrowers hereby reaffirm all of their representations and warranties to the Lenders contained in the Credit Documents, and warrant that such representations and warranties, not otherwise rendered untrue by the Events as disclosed by the Borrowers herein, are true and correct as of the date of this Forbearance Agreement (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specified date).

                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

         It shall constitute an immediate Event of Default under this Forbearance Agreement if the Borrowers (i) fail to perform or observe any covenants, term, agreement or condition of this Forbearance Agreement, or (ii) are in violation of or non-compliance with any provision of this Forbearance Agreement or any of the Credit Documents (other than the Events) after the expiry of any cure period related thereto, if applicable. The Borrowers specifically agree that, upon and at any time after the Forbearance Termination Date, the Lenders, upon written notice to the Borrowers, may, in their sole discretion, exercise or enforce any or all of their rights and


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

remedies under this Forbearance Agreement, the Credit Documents, and/or applicable law, against any one or more of the Borrowers.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 Submission to Jurisdiction; Selection of Forum. Each of the parties hereto agree that the provisions of Sections 10.6 and 10.24 of the Credit Agreement shall be incorporated herein by reference and shall apply to any action with respect to this Forbearance Agreement as if fully set forth herein.

         6.2 Cooperation; Other Documents. At all times following the execution of this Forbearance Agreement, the Borrowers shall execute and deliver to the Lenders and the Agent, or shall cause to be executed and delivered to the Lenders and the Agent, and shall do or cause to be done all such other acts and things as the Lenders and the Agent may reasonably deem to be necessary or desirable to assure the Lenders of the benefit of this Forbearance Agreement and the documents comprising or relating to this Forbearance Agreement.

         6.3 Remedies Cumulative; No Waiver. The respective rights, powers and remedies of the Lenders in this Forbearance Agreement and in the other Credit Documents are cumulative and not exclusive of any right, power or remedy provided in the Credit Documents, by law or equity and no failure or delay on the part of the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Nothing contained in this Forbearance Agreement or in any prior communications between or among the Borrowers and the Lenders shall constitute a waiver or modification of any rights or remedies that the Lenders may have under the Credit Documents and applicable law. The Lenders expressly reserve and preserve all of their rights and remedies.

         6.4 Notices. Each of the parties hereto agree that the provisions of Section 10.1 of the Credit Agreement shall be incorporated herein by reference and shall apply to any action with respect to this Forbearance Agreement as if fully set forth herein, except that copies of notice to Borrowers shall be sent to:

                           Akin, Gump, Strauss, Hauer & Feld, LLP
                           Attn: James A. Barker, Esq.
                           1333 New Hampshire Avenue, N.W.
                           Washington, D.C.  20036
                           Telecopier: 202-887-4288


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

         6.5 Indemnification. If, after receipt of any payment of all or any part of the Obligations, the Lenders are compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void and voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then the Borrowers shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Lenders with respect to the full amount so surrendered including any fees and costs incurred by the Lenders in connection therewith. The provisions of this section shall survive the termination of this Forbearance Agreement and the other Credit Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest or other encumbrance securing the Obligations or any other action which the Lenders may have taken in reliance upon their receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

         6.6 RELEASE. TO INDUCE THE AGENT AND THE LENDERS TO ENTER INTO THIS FORBEARANCE AGREEMENT, THE BORROWERS HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE THE LENDERS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT THE BORROWERS NOW HAVE OR EVER HAD AGAINST THE AGENT OR THE LENDERS ARISING UNDER OR IN CONNECTION WITH ANY OF THE CREDIT DOCUMENTS OR OTHERWISE.

         6.7 Restructuring Negotiations. The Borrowers have informed the Lenders of their desire to restructure the Obligations owing to the Lenders. In connection with any such restructuring, the Borrowers acknowledge that (i) discussions among the Borrowers, the Agent and the Lenders do not evidence an agreement on the Lenders' part to modify or restructure the Obligations; (ii) any discussions, questions or comments posed or made by the Lenders' staff, consultants or advisors during any discussions or meetings should not be considered by the Borrowers to be a binding commitment by the Lenders to accede to any requests or proposals made by the Borrowers during any such discussions or meetings; (iii) even if any understanding in principle is reached on the terms of a restructuring of any of the Obligations at any time, neither the Borrowers nor the Lenders shall be legally bound until the appropriate approval authority in the Lenders has approved the proposed restructuring, and until all parties have signed definitive documents evidencing such restructuring; and (iv) any discussions concerning the terms of a proposed restructuring shall in no way invalidate, nullify or waive the Lenders' rights and remedies under the Credit Documents or signify the Lenders' agreement to postpone the exercise of any of their respective remedies under the Credit Documents. The parties contemplate that these discussions may be lengthy and complex and that while the parties may reach agreement on one or more preliminary matters that are part of the disputes and issues that they are trying to


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

resolve, the parties agree that none of them shall be bound by any agreement until said agreement has been reduced to a written agreement and signed by each of the parties. Thus, no party can rely upon (i) any understanding or agreement which is not reduced to a written agreement and signed; or (ii) the existence of the negotiations. The terms and conditions set forth in this Forbearance Agreement are the product of joint draftsmanship by ALL parties, each being represented by counsel, and any ambiguities in this Forbearance Agreement or any documentation prepared pursuant to or in connection with this Forbearance Agreement shall not be construed against any of the parties because of draftsmanship.

         6.8 Survival of Representations and Warranties. All representations and warranties of the Borrowers contained in this Forbearance Agreement and in all other documents and instruments executed in connection herewith or otherwise relating to this Forbearance Agreement shall survive the execution of this Forbearance Agreement and are material and have been or will be relied upon by the Agent and the Lenders, notwithstanding any investigation made by any person, entity or organization on the Agent and the Lenders' behalf. No implied representations or warranties are created or arise as a result of this Forbearance Agreement or the documents comprising or relating to this Forbearance Agreement.

         6.9 Governing Law. This Forbearance Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Forbearance Agreement shall be construed in accordance with and governed by the internal laws of the State of Tennessee without reference to conflict of laws principles.

         6.10 Amendment and Waiver. No amendment of this Forbearance Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

         6.11 Successors and Assigns. This Forbearance Agreement and the other Credit Documents, (i) shall be binding upon the Lenders, the Agent, the Borrowers and their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Lenders, the Agent, the Borrowers and their respective heirs, nominees, successors and assigns; provided, however, that none of the Borrowers may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Lenders, any such assignment or attempted assignment shall be void and of no effect with respect to the Lenders.

         6.12 Severability of Provisions. Any provision of this Forbearance Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Forbearance Agreement are declared to be severable.


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

         6.13 Counterparts; Effectiveness. This Forbearance Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Forbearance Agreement. This Forbearance Agreement may be executed by facsimile signatures, and shall be effective when Agent has received telecopy transmissions of the signature pages executed by all parties hereto; provided, however, that all parties shall deliver original executed documents to Agent promptly following the execution hereof.

         6.14 Credit Documents to Remain in Effect. Except as specifically modified by this Forbearance Agreement, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms. This Forbearance Agreement shall be one of the Credit Documents wherever that term is used.


                  [Remainder of page left intentionally blank]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the date first written above.

                           RESPONSE ONCOLOGY, INC.


                           By: /s/ A. LaMacchia
                              --------------------------------------------------

                                Title: /s/ President & CEO
                                      ------------------------------------------



                           RESPONSE ONCOLOGY MANAGEMENT OF SOUTH
                           FLORIDA, INC.


                           By: /s/ A. LaMacchia
                              --------------------------------------------------

                                Title: /s/ President & CEO
                                      ------------------------------------------


                           RESPONSE ONCOLOGY OF TAMARAC, INC.


                           By: /s/ A. LaMacchia
                              --------------------------------------------------

                                Title: /s/ President & CEO
                                      ------------------------------------------



                           RESPONSE ONCOLOGY OF FORT LAUDERDALE, INC.


                           By: /s/ A. LaMacchia
                              --------------------------------------------------

                                Title: /s/ President & CEO
                                      ------------------------------------------


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


                           AMSOUTH BANK, as Lender


                           By:  /s/ Cathy M. Wind
                              --------------------------------------------------

                                Title: Vice President
                                      ------------------------------------------


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

                           UNION PLANTERS NATIONAL BANK, as a Lender


                           By: /s/ Elizabeth Rouse
                              --------------------------------------------------

                                Title: Senior Vice President
                                      ------------------------------------------


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

                           BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as a Lender


                           By: /s/ David Colmie
                              --------------------------------------------------

                                Title: Senior Vice President
                                      ------------------------------------------


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

                           AMSOUTH BANK, as Agent


                           By: /s/ Cathy M. Wind
                              --------------------------------------------------

                                Title: Vice President
                                      ------------------------------------------


                                      -15-